CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.10(b)

First Amendment to License Agreement

This First Amendment to License Agreement (“Amendment”) is effective as of December 5, 2018 (the “First Amendment Date”) and is made by and among Daré Bioscience, Inc., a Delaware corporation (“Daré”), and TriLogic Pharma, LLC, a Delaware limited liability company (“TriLogic”), and MilanaPharm LLC, a Delaware limited liability company (“MilanaPharm,” and individually and collectively with Trilogic each a “Licensor” and together “Licensors”). Licensors and Daré are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.
Licensors and Hammock Pharmaceuticals, Inc., a Delaware corporation (“Hammock”), are parties to that certain Exclusive License Agreement effective as of January 9, 2017 (“Original Agreement”) pursuant to which Licensors granted to Hammock an exclusive license (or sublicense as the case may be consistent therewith) under the Licensed Patents and Licensed Know-How.

B.
Contemporaneously herewith, Hammock and Daré have entered into that certain Assignment Agreement pursuant to which Hammock assigned to Daré and Daré assumed all of Hammock’s rights, duties and obligations under the Original Agreement.

C.	Licensors hereby consent to such assignment to and assumption by Daré of the Original Agreement, and the Parties wish to amend the Original Agreement pursuant to the terms of this Amendment.

D.	Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendments. The Original Agreement is amended as follows, with such amendments effective as of the First Amendment Date:

1.1.    References to Hammock. All references in the Original Agreement to Hammock shall hereafter refer to Daré Bioscience, Inc., and notices to Daré shall be sent to

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3655 Nobel Drive, Suite 260, San Diego, California 92122 to the attention of its Chief Executive Officer.

1.2.    Milestone Payments. The following provision shall be added to the Original Agreement as a new Section 4.2.1(vii) (and the foregoing subsection (vi) of the Original Agreement shall be amended to include a semi-colon and the word “and” to accommodate this addition):

(vii)    Upon the achievement of cumulative worldwide Net Sales of Licensed Products of at least Fifty Million Dollars ($50,000,000): a onetime payment of One Million Dollars ($1,000,000).

1.3.    Royalties. Section 4.3.1 of the Original Agreement is deleted in its entirety and replaced with the following:

4.3.1. Royalty Rates. Subject to the terms and conditions set forth in this Agreement, including, the terms of Sections 4.3.2, 4.3.3, 4.3.4, and 4.3.5, Daré will pay to MilanaPharm a royalty equal to a percentage of Annual Net Sales of each Licensed Product during the Royalty Term, which percentage is tiered in accordance with the following table, and where “Annual Net Sales” means total, worldwide Net Sales aggregated during any given calendar year (or portion thereof with respect to the calendar year in which the Effective Date occurs, and with respect to the calendar year during which this Agreement terminates or expires):

Percentage of Annual Net Sales	Annual Net Sales
[***]%	< $[***] million
[***]%	Portion of Annual Net Sales equal to or greater than $[***] million but less than $[***] million
[***]%	Portion of Annual Net Sales equal to or greater than $[***] million but less than $[***] million
[***]%	Portion of Annual Net Sales equal to or greater than $[***] million but less than $[***] million
[***]%	Portion of Annual Net Sales that is $[***] million or greater

Royalties shall be paid under this Section 4.3.1, on a country-by-country and Licensed Product-by-Licensed Product basis, on Net Sales of each Licensed Product made from the First Commercial Sale of such Licensed Product in each country during the Royalty Term applicable to such Licensed Product.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4.    Third Party Offset. Section 4.3.4(ii) of the Original Agreement is deleted in its entirety and replaced with the following:

(ii)     (a) In the event that Daré reasonably determines that rights to Patent Rights, Know-How or other intellectual property owned or controlled by a Third Party are required to exercise the licenses granted to Daré hereunder, Daré shall have the right to negotiate and acquire such rights through a license or otherwise and to deduct from the then-current payments due to MilanaPharm the amounts paid (including milestone payments, royalties or other license fees) by Daré to such Third Party.

(b) In the event that Daré reasonably determines that rights to Patent Rights, Know-How or other intellectual property owned or controlled by a Third Party are strategically important or could add value to a Licensed Product in a manner expected to materially generate or increase sales, the parties shall consult with each other with respect to such Third Party Patent Rights, Know-How or other intellectual property, and Daré shall have the right to negotiate and acquire such rights through a license or otherwise, and, upon MilanaPharm’s prior consent, which it will not unreasonably withhold, condition or delay, to thereafter deduct the amounts paid (including milestone payments, royalties or other license fees) by Daré to such Third Party from the then-current payments due to MilanaPharm, subject to Section 4.3.4(ii)(c).

(c) If Daré acquires any rights described in Section 4.3.4(ii)(a) or Section 4.3.4(ii)(b), in no event shall the amounts due to MilanaPharm from Daré in any Calendar Quarter be reduced in the aggregate by more than [***] percent ([***]%); provided further that in no event shall the amounts due to MilanaPharm from Daré in any Calendar Quarter be reduced for any reason in the aggregate by more than [***] percent ([***]%). Any amount that Daré is entitled to deduct that is reduced by the foregoing limitation on the deduction, or is otherwise not deducted in a particular Calendar Quarter (for example, if the amount due to MilanaPharm is less than the amount due to such Third Party during such Calendar Quarter), such amount that was not deducted shall be carried forward for up to [***] ([***]) Calendar Quarters, and Daré may deduct such remaining and unexpired amount from subsequent amounts due to MilanaPharm until the full amount that Daré was entitled to deduct is deducted. Each Licensor shall cooperate with Daré to acquire such rights at its reasonable request and expense.

1.5.    Discontinuation of Sales. Section 12.5 of the Original Agreement is deleted in its entirety and replaced with the following:

12.5. Discontinuation of Sales.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.5.1    Daré shall promptly notify MilanaPharm in the event that Daré, its Affiliates and/or Sublicensees, as applicable, after having launched a Licensed Product in any country, elects to discontinue the sale of such Licensed Product in such country. In such case, MilanaPharm may terminate the license granted to Daré under Section 2.1.1 of this Agreement solely with respect to such Licensed Product in such country forthwith by giving notice in writing to Daré within sixty (60) days of having first been notified in writing of such discontinuance.

12.5.2    If Daré and its Affiliates and Sublicensee after having launched a Licensed Product in any country discontinues all commercially reasonable marketing efforts to sell, and discontinues all sales of, the Licensed Product in such country for a period of nine (9) months or more for reasons unrelated to Force Majeure (where “Force Majeure” means any causes beyond the reasonable control of such affected Selling Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, factory shutdowns, failure of public utilities or common carriers, act of God, regulatory or safety issues, omission or delay in acting by any governmental authority or a licensor), and if Daré, its Affiliates and/or Sublicensee subsequently fails to resume commercially reasonable marketing efforts with the intent to sell, such Licensed Product in such country within one hundred twenty (120) days of having been notified in writing of such failure by MilanaPharm, then the Parties shall meet in person to discuss the reasons for such discontinuation and failure to resume.

12.5.3    If, during such meeting, Daré reasonably demonstrates that the discontinuation and failure to resume is a strategic effort designed to increase sales of the Licensed Product in such country at a later time (and nonlimiting examples of strategic reasons include training and implementing a new distributor, re-branding and/or re-launching the Licensed Product, etc.) (“Strategic Justification”), then MilanaPharm shall allow Daré the opportunity to recommence sales efforts within a reasonable period of time as the Parties may agree, but not to exceed one hundred twenty (120) days from such meeting.

12.5.4    If Daré does not reasonably demonstrate a Strategic Justification during such meeting, then MilanaPharm may terminate the license granted to Daré under Section 2.1.1 of this Agreement solely with respect to such Licensed Product in such country forthwith by giving ninety (90) notice in writing to Daré.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For the purpose of this Section 12.5, sales of minimal, commercially insignificant quantities of Licensed Product in a country shall be deemed to constitute a discontinuation of sales in such country and shall also not qualify for a resumption of material sales.

1.6.    Additional Milestone Payment. Section 4.2.2 of the Original Agreement is deleted in its entirety and replaced with the following:

4.2.2    Additional Milestone Payment. Subject to the terms and conditions set forth in this Agreement, (i) on the First Amendment Date, Daré shall pay to MilanaPharm a payment of Twenty-Five Thousand Dollars ($25,000); and (ii) within fifteen (15) days of the first to occur of (a) the first (1st) anniversary of the First Amendment Date or (b) the closing of an equity financing with a third party by Daré in which aggregate proceeds of at least Ten Million Dollars ($10,000,000) are raised (such date, the “Deferred Payment Trigger Date”), Daré shall pay MilanaPharm a fee of Two Hundred Thousand Dollars ($200,000) (the “Deferred Fee”). The Deferred Fee may be paid either (a) in cash or (b) by delivery of shares of Daré Common Stock, with such choice being made in the sole discretion of Daré. In the event that Daré elects to pay the Deferred Fee in shares of Daré Common Stock, the number of shares of Daré Common Stock shall be determined by dividing $200,000 by the average closing price of Daré common stock for the five (5) trading day period immediately preceding the Deferred Payment Trigger Date. For the purposes of the Deferred Fee, “Daré Common Stock” means shares of common stock, $0.0001 par value per share, of Daré that have been registered on a Form S-1 or Form S-3 and are eligible for trading on the NASDAQ and that when issued are duly authorized, validly issued, fully paid, and non-assessable, not subject to any pre-emptive rights, and freely tradeable by MilanaPharm on the NASDAQ upon delivery to MilanaPharm. Any failure to pay the milestone payment set forth herein when due shall constitute a breach of a payment obligation entitling MilanaPharm to proceed to terminate this Agreement in its entirety for breach pursuant to the terms of Section 12.2 of the Agreement.

2.Miscellaneous. This Amendment shall be effective from the First Amendment Date and in full force and effect until the expiration or termination of Original Agreement. Except as expressly provided in this Amendment, the Original Agreement remain unmodified and in full force and effect.

[Signature Page Follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed in duplicate by their duly authorized representatives.

Daré Bioscience, Inc.	Trilogic Pharma, LLC
By: /s/Lisa Walters-Hoffert	By: /s/ James Harwick
Print Name: Lisa Walters-Hoffert	Print Name: James Harwick
Title: Chief Financial Officer	Title: President/CEO
Date: 12/05/2018	Date: 12/5/2018

MilanaPharm LLC
By: /s/ James Harwick
Print Name: James Harwick
Title: President/CEO
Date: 12/5/18